UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 1, 2016

CBIZ, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-32961	22-2769024
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6050 Oak Tree Boulevard, South, Suite 500

Cleveland, Ohio 44131

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: 216-447-9000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e): Compensatory Arrangements of Certain Officers.

On September 1, 2016, the Compensation Committee of the board of directors of CBIZ, Inc. (the “Company”) authorized the execution of an employment agreement between the Company and its Chief Executive Officer (principal executive officer), Jerome P. Grisko, Jr. (the “CEO”). The employment agreement, dated as of September 1, 2016 (the “Agreement”), replaces and supersedes a prior severance protection agreement entered into between the Company and the CEO. Under the terms of the Agreement, the Company agrees to employ the CEO as President and Chief Executive Officer of the Company until either party terminates the Agreement in accordance with its terms, or until the earlier death or disability of the CEO. During his term of employment, the Company is also obligated to annually cause the nomination of the CEO as a member of the Company’s board of directors.

Material changes from the prior agreement disclosed by Form 8-K filed on December 31, 2008, include:

A.	Base salary of not less than $642,000;

B.	Participation as CEO in any Executive Incentive Plan (“EIP”) authorized by the Compensation Committee, including the 2016 EIP under which the CEO is eligible for a Base Target Award of 80% of his base pay, an Individual Performance Award of 30% of his Base Target Award, as well as Target Multipliers that increase or decrease the Base Target Award depending on the Company’s achievement of earnings per share and organic revenue growth targets;

C.	Eligibility for equity compensation grants valued at no less than 80% of the grant date fair value of the grants awarded to the CEO on May 10, 2016;

D.	Reimbursement or payment of premiums sufficient to fund a $2,000,000 death benefit life insurance policy;

E.	Obligations related to tax gross-up payments;

F.	Elimination of “single-trigger” termination benefits;

G.	Inclusion of “double-trigger” provisions for compensation to be paid in various events of termination, including but not limited to (1) in the event of a Termination by the CEO with Good Reason related to a Change in Control, compensation in the amount of three times the sum of the CEO’s then current Base Salary plus Average Bonus; and (2) in the event of a Termination without Cause or by the CEO with Good Reason not related to a Change in Control, compensation in the amount of two times the sum of the CEO’s then current Base Salary plus Average Bonus;

H.	Changes in the definition of Change in Control to mean the earlier of (1) a change of thirty percent (30%) or more of the voting control or value of Company capital stock, (2) the approval by shareholders of (i) an agreement to merge or consolidate with another corporation or other entity resulting in a change in ownership of thirty percent (30%) or more of the voting control or value of Company capital stock, or (ii) an agreement to sell or otherwise dispose of all or substantially all of the Company’s assets, or (iii) a fundamental alteration in the nature of the Company’s business, or (3) the resignation or removal of Steven L. Gerard as Chairman of the Board and appointment of a new Chairman of the Board other than Executive or any other person serving as a member of the Board as of the Effective Date.

I.	Acceleration of the vesting of equity grants in the event the CEO is terminated by the Company Without Cause or by the executive for Good Reason;

J.	Restrictions on payments to the CEO related to compliance with IRS Sections 162(m) and 409A; and

K.	Imposition of additional non-disclosure, non-interference, and non-disparagement restrictive covenants on the CEO.

The foregoing description of the Agreement is qualified in its entirety by reference to the full terms of the Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01(d). Exhibits

10.1 Employment Agreement between Jerome P. Grisko, Jr. and CBIZ, Inc., dated September 1, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 8, 2016

CBIZ, INC.

/s/ MICHAEL W. GLEESPEN
Michael W. Gleespen
Corporate Secretary